                                                                   Exhibit 10.27
                                                                   -------------

                                   SUBLEASE

     THIS SUBLEASE dated as of __________, 2000 between Banyan Systems Incorporated (the "Sublandlord") and Switchboard Incorporated (the "Subtenant").


                                   ARTICLE I

                                REFERENCE DATA


     1.1  Subjects Referred To.
          --------------------

     Each reference in this Sublease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

Date of Sublease:         _____________, 2000

Sublandlord:              Banyan Systems Incorporated, a Massachusetts corporation

Sublandlord's Address:    120 Flanders Road, Westboro, Massachusetts  01581

Subtenant:                Switchboard Incorporated, a Delaware corporation

Subtenant's Address:      115 Flanders Road, Westboro, Massachusetts  01581

Headlandlord:             BerTech Flanders, LLC

Headlandlord's Address:   c/o Steve Brooks, Asset Manager
                          Berkley Investment Inc.
                          121 High Street
                          Boston, MA 02110

Headlease:                Lease Agreement dated as of November 14, 1986 by and between Arthur DiMartino, Jr., Trustee of
                          Flanders Realty Trust, as landlord, and Sublandlord, as tenant., as amended by a Lease Addendum dated
                          August 28, 1987, a Lease Addendum dated January 5, 1988, a Lease Extension and Modification Agreement
                          effective as of January 1, 1992, a Lease Extension and Modification Agreement dated April 15, 1993, and a Fifth Lease Extension and Modification Agreement dated as of October 15, 1997.

Headleased Premises:      The premises situated at 115 Flanders Road, Westboro, Massachusetts, as described in the Headlease, containing approximately 64,654 rentable square feet (constituting all of the rentable square feet in the building) (the "Building").

Premises:                 The Premises are shown on Exhibit B attached hereto. Beginning on March 1, 2000 the Premises shall also include space shown on Exhibit C attached hereto.

Rentable Floor Area

of Premises:              9,572 Rentable Square Feet on the first floor of the Building. Beginning on March 1, 2000 the rentable floor area of the Premises shall increase to 18,089 rentable square feet. Exact square footage shall be verified by an architect in accordance with BOMA standards.

Commencement Date:        ___________________, 2000

Term Expiration Date:     ___________________, 2002

Extension Option:         Subtenant shall have option to extend term until
                          September 30, 2005.

Rent Commencement
     Date:                ___________________, 2000

Monthly Fixed Rent:       Time Period                        Monthly Rent
                          -----------                        ------------

                          3/1/2000-12/31/2002                $25,551.00

Security Deposit:         None

Permitted Uses:           All permitted uses in the Headlease.

Parking Spaces:           Subtenant shall be entitled to use 80 parking spaces. Subject to prior written approval of Headlandlord under the terms of the Headlease, Subtenant, at Subtenant's expense, may install several visitor parking spaces in front of the entrance to the Premises.

Signs:                    Subject to prior written approval and signage criteria of Headlandlord under the terms of the Headlease,
                          Subtenant, at Subtenant's expense, may place signage at the entrance to the Premises. Subtenant shall have its name and suite number inserted into the building directory.

     1.2  Exhibits.
          --------

     The exhibits listed below in this section are incorporated in this Sublease by reference and are to be construed as part of this Sublease:

          EXHIBIT A           Headlease
          EXHIBIT B & C       Floor Plan of Premises

                                   ARTICLE II

                               PREMISES AND TERM

     2.1  Premises.  Subject to and with the benefit of the provisions of this
          --------
Sublease, Sublandlord hereby subleases the Premises to Subtenant, and Subtenant subleases the Premises from Sublandlord.

     The Premises are subleased in their condition "as is" on the Commencement Date.

     2.2  Term.  To have and to hold beginning on the Commencement Date and
          ----
continuing until the Term Expiration Date (the "Term"), subject to earlier termination as provided herein.

     2.3  Early Access. Sublandlord shall allow Subtenant access to the Premises
          ------------
prior to the Commencement Date to install cabling, telephone systems, furniture partitions and to perform other necessary tenant improvement s. Prior to Subtenant's entry into the Premises as permitted hereunder, Subtenant shall submit a schedule to Sublandlord (and Sublandlord's contractor, if so requested by Sublandlord), for their reasonable approval, which schedule shall detail the timing and purpose of Subtenant's entry. Subtenant shall hold Sublandlord harmless from and indemnify and protect and defend Sublandlord against any loss or damage to the Premises or the Building and against injury to any person caused by Subtenant's actions as a result of such entry, to the extent such loss or damage is not covered by insurance carried or required to be carried under this Sublease.

                                  ARTICLE III

                                      RENT

     3.1  Monthly Fixed Rent.  Subtenant shall pay Sublandlord the Monthly Fixed
          ------------------
Rent in advance on the first calendar day of each month included in the Term, commencing on the Rent Commencement Date; and for any portion of a calendar month at the beginning of or end of the Term, the corresponding fraction of the Monthly Fixed Rent in advance. Monthly Fixed Rent shall include HVAC, nightly janitorial service, electricity for lights and plugs and one security guard from 4 p.m. to 8a.m. Monday through Friday.

     3.2  Additional Rent.  Pursuant to the Headlease, Sublandlord is required
          ---------------
to pay 100% of all operating, tax, maintenance and repair costs for the Building (as such terms are defined in the Headlease), and such other amounts payable as in the Headlease (collectively, the "Operating Costs"). Subtenant shall pay Sublandlord as additional rent hereunder 14.8% (increasing to 28% on March 1, 2000) of any increase over the base year of all Operating Costs allocable to the periods of time included in the Term (the "Additional Rent"). The base year for real estate taxes is July 1, 1999 through June 30, 2000 with real estate taxes in the amount of $68,345. The base year for all other operating costs is the 2000 operating budget with an amount of $6.35 per rentable square foot. Subtenant shall pay such amount within ten (10) days of billing by Sublandlord, which bills shall include, where applicable, copies of the applicable statements from Headlandlord. Any surplus shall be promptly refunded to Subtenant and any deficit in such payment shall be promptly paid by Subtenant after the Headlandlord finally determines the amounts payable by the Sublandlord under the Headlease.

Capital repairs and replacements to the roof, structural elements and Building systems shall be the sole responsibility of the Sublandlord and shall not be included in the Operating Costs.

     3.3  Payment.  All payments of Monthly Fixed Rent and Additional Rent shall
          -------
be made to Sublandlord at Sublandlord's Address set forth in Section 1.1 or to such other address as Sublandlord may designate by notice to Subtenant from time to time.


                                   ARTICLE IV

                             SUBTENANT'S COVENANTS

     Subtenant covenants during the Term and such further time as Subtenant occupies any part of the Premises:

     4.1  Subtenant's Payments.  Subtenant shall pay all Monthly Fixed Rent,
          --------------------
Additional Rent and any other amounts payable when due.

     4.2  Maintenance and Repair.  Subtenant shall maintain the Premises in the
          ----------------------
condition required by the Headlease.

     4.3  Occupancy and Use.  Subtenant shall not use the Premises for any uses
          -----------------
other than the Permitted Uses, and shall not make any use of the Premises which is prohibited by any applicable law, ordinance, code, regulation, license, permit, variances or governmental order.

     4.4  Alterations and Additions.  Subtenant shall not make any improvements,
          -------------------------
repairs, alterations, replacements, decorations and/or additions to the Premises without first obtaining the written approval of Sublandlord, which approval shall not be unreasonably withheld or delayed, and the written approval of the Headlandlord on the terms and conditions set forth in the Headlease.

     All construction work required or permitted by this Sublease shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the building.

     4.5  Assignment and Subletting.  Except with Sublandlord's prior written
          -------------------------
consent, which consent shall not be unreasonably withheld or delayed, Subtenant shall not assign, transfer, mortgage or pledge this Sublease, or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises, or suffer or permit this Sublease or the leasehold estate hereby created or any other rights arising under this Sublease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Subtenant. Any attempted assignment, transfer, mortgage, pledge, sublease or encumbrance without such consent shall be void.

In the event that any assignee or transferee of Subtenant pays to Subtenant any amount in excess of the Monthly Fixed Rent, Additional Rent and any amounts and/or charges then payable hereunder, Subtenant shall promptly pay one hundred (100%) percent of said excess to Sublandlord as and when received by Subtenant. If Subtenant shall receive from any assignee or transferee, either directly or indirectly, any consideration for the assignment of this Sublease, either in the form of cash, goods or services, Subtenant shall pay an amount equivalent to one hundred (100%) percent of such consideration to Sublandlord as and when received by Subtenant.

Notwithstanding the foregoing, any assignment, transfer, mortgage or pledge of this Sublease is subject to and conditioned upon receipt of the prior written consent of the Headlandlord as provided in the Headlease.

No assignment or subletting shall affect the continuing primary liability of Subtenant (which, following assignment, shall be joint and several with the assignee).

     4.6  Indemnification.  Subtenant shall indemnify Sublandlord and hold
          ---------------
Sublandlord harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of or in connection with Subtenant's use and possession of the Premises and the exercise room, or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Headlease to be performed by Subtenant hereunder. Sublandlord agrees to indemnify and hold Subtenant harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of the failure of Sublandlord, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Headlease to be performed by Sublandlord hereunder.

     4.7  Insurance.  Subtenant shall maintain in responsible companies with a
          ----------
general policy rating of A or better and a financial class of VI or better by A.M. Best, Inc. and qualified to do business and in good standing in Massachusetts, comprehensive general liability insurance covering the premises insuring Sublandlord and Headlandlord as well as Subtenant with limits which shall, at the commencement of the Term, be at least $2,000,000 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the Marlborough and Westboro areas with respect to similar properties and worker's compensation insurance with statutory limits covering all of Subtenant's employees working in the Premises. In addition, Subtenant shall be responsible for insuring its personal property. Subtenant shall deposit promptly with Sublandlord certificates for such insurance naming Sublandlord and Headlandlord as additional insureds, and all renewals thereof bearing the endorsement that the policies will not be canceled until after 30 days' written notice to Sublandlord.

                                   ARTICLE V

                              CASUALTY AND TAKING

     5.1  Termination of Headlease.  In the event that during the Term, all or
          ------------------------
any part of the Premises or the Headleased Premises are destroyed or damaged by fire or other casualty or taken by eminent domain, and either Sublandlord or Headlandlord terminates the Headlease pursuant to its terms because of such damage, destruction or taking, then this Sublease shall likewise terminate on the same date that the Headlease terminates. Sublandlord shall give Subtenant prompt notice of such termination and the date on which it shall occur.

     5.2  Repair and Restoration.  In the event any such damage, destruction or
          -----------------------
taking of the Premises occurs and this Sublease is not terminated pursuant to
Section 5.1 above, then Sublandlord shall use reasonable efforts to cause Headlandlord to repair and restore the Premises to the extent required by the terms of the Headlease.

     5.3  Reservation of Award.  Any and all rights to receive awards made for
          --------------------
damages to the Premises and the leasehold hereby created accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority, are reserved to Sublandlord and Headlandlord. Subtenant hereby releases and assigns to Sublandlord and Headlandlord all Subtenant's rights to such award and covenants to deliver such further assignments and assurances thereof as Sublandlord or Headlandlord may from time to time request.

                                   ARTICLE VI

                                   HEADLEASE

     6.1  Sublease Subject to Headlease.  This Sublease is subject to the
          -----------------------------
Headlease. Subject to this Section 6.1, all terms and conditions of the Headlease are incorporated into and made a part of this Sublease as if Sublandlord were the landlord thereunder and Subtenant were the tenant. In case of conflict between the incorporated provisions of the Headlease and the remaining provisions of this Sublease, the latter shall control. Subtenant assumes and agrees to perform the tenant's obligations under the Headlease during the Term, except that the obligation to pay rent or other amounts to Headlandlord under the Headlease shall not be an obligation of Subtenant, and Subtenant shall instead pay the rent under this Sublease. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Headlease.

          If the Headlease terminates as a result of a default or breach of Subtenant under this Sublease and/or the Headlease, then the Subtenant shall be liable to the Sublandlord for the direct damage suffered as a result of such termination. Subtenant covenants not to commit or suffer any act or omission that will violate the Headlease.

     6.2  Excluded Obligations.  Notwithstanding anything to the contrary
          --------------------
herein, the incorporated provisions of the Headlease are amended or qualified as follows:

     i. Sublandlord shall not be liable under any circumstances for a loss of or injury to property, or interference with Subtenant's business, however occurring, incidental to any failure to furnish any utilities or services.

     ii. Sublandlord shall have no responsibility to perform or construct (or to pay the cost of performing or constructing) any repair, maintenance or improvement in or to the Premises, except as specifically set forth in Section
2.1 of this Sublease.

     iii. Rent shall be abated under this Sublease only to the extent that Sublandlord receives a corresponding rent abatement under the Headlease.

     iv. Wherever the Headlease grants to Sublandlord a grace or cure period, the corresponding grace or cure period under this Sublease shall be two (2) business days shorter in duration.

     The parties acknowledge that Sublandlord's ability to satisfy certain of its obligations to Subtenant under this Sublease is contingent upon the full and timely performance of Headlandlord's obligations under the Headlease. The parties further acknowledge that, while Sublandlord will use reasonable efforts to cause Headlandlord to perform its obligations under the Headlease, Sublandlord will not be liable to Subtenant for any breach of Sublandlord's obligations under this Sublease, nor shall such breach diminish Sublandlord's rights hereunder, where the same is caused by or attributable to the failure of Headlandlord to perform its obligations under the Headlease.

     6.3  Headlandlord's Rights.  Headlandlord shall have all rights with
          ---------------------
respect to the Premises which it has reserved to itself as landlord under the Headlease.

     6.4  Termination of Headlease.  In the event that Headlandlord terminates
          ------------------------
the Headlease pursuant to its terms or the Headlease otherwise terminates or expires, this Sublease shall likewise and simultaneously terminate.


                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1  Notices from One Party to the Other.  All notices required or
          -----------------------------------
permitted hereunder shall be in writing, duly signed by the party giving such notice and transmitted by prepaid registered or certified mail, return receipt requested, by telegram or telefax, or delivered by hand, and addressed as follows:

     to Sublandlord:   Banyan Systems Incorporated
                       120 Flanders Road
                       Westboro, MA 01581
                       Fax No. (508) 366-6846
                       Attn: Legal Department

     to Subtenant:     Switchboard Incorporated
                       115 Flanders Road
                       Westboro, MA 01581
                       Fax No. (508) 870-2000
                       Attn:  John P. Jewett

or to such other address as Sublandlord or Subtenant shall designate by written notice to each other. Any notice shall be deemed duly given on the second business day following the date of mailing, or when delivered to such address by hand, or if transmitted by telefax or telegram, on the business day received.

     7.2  Estoppel Certificate.  Upon not less than twenty (20) days prior
          --------------------
notice by the requesting party, either party shall execute, acknowledge and deliver to the other a statement in writing, addressed to such person as the requesting party shall designate, certifying (a) that this Sublease is unmodified and in full force and effect, (b) the dates to which Monthly Fixed Rent, Additional Rent have been paid, and (c) that the requesting party is not in default hereunder (or, if in default, specifying the nature of such default in reasonable detail). Any such certificate may be relied upon by the person to which it is addressed as to the facts stated therein.

     7.3  Brokerage.  Subtenant and Sublandlord mutually represent and warrant
          ---------
that they have dealt with no broker in connection with this transaction. Each agrees to defend, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or agent, with respect to the indemnifying party's dealings in connection with this Sublease.

     7.4  Applicable Law.  This Sublease shall be governed by and construed in
          --------------
accordance with the laws of the Commonwealth of Massachusetts.

     7.5  Security Deposit.  Upon execution of this Sublease, Subtenant shall
          ----------------
deliver to Sublandlord the Security Deposit, such sum to be held by Sublandlord as security for the performance of Subtenant's obligations under this Sublease. The Security Deposit shall be held by Sublandlord without interest and Sublandlord shall be entitled to commingle the Security Deposit with its other funds.

     7.6  Construction.  If any term, covenant, condition or provision of this
          ------------
Sublease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Sublease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties.

     This Sublease constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements, including without limitation the Offer To Sublease, between the parties.

     There are no oral or written agreements between Sublandlord and Subtenant affecting this Sublease. This Sublease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Sublandlord and Subtenant.

     The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Sublease.

     Unless repugnant to the context, the words "Sublandlord" and "Subtenant" appearing in this Sublease shall be construed to mean those named above and their respective heirs, executors, administrators, successor and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Sublease upon Subtenant shall be joint and several.

     7.7  Right of First Offer for Second Floor on 120 Flanders Road. Provided
          ----------------------------------------------------------
that Subtenant is not in default in the performance or observance of any of the terms and provisions of this Sublease or the Headlease, if Sublandlord intends during the Term of this Sublease, to market the Second Floor Space of 120 Flanders Road consisting of approximately 18,111 rentable square feet when it becomes available for leasing (the "Second Floor Space"), then Sublandlord will present a term sheet (the "Offer") for the leasing of the Second Floor Space to Subtenant. Except as otherwise set forth in the Offer, the lease of the Second Floor Space shall be on the terms and conditions set forth in this Sublease.

Upon its receipt of the Offer, Subtenant shall have seven (7) business days to accept or reject the Offer. If Subtenant accepts the Offer within said seven day period, Sublandlord and Subtenant shall execute a lease for such Second Floor Space on the terms set forth in the Offer within thirty (30) days of Subtenant's acceptance of the Offer. In the event Subtenant does not accept the Offer within said seven day period or Sublandlord and Subtenant do not execute a lease on the terms set forth in the Offer within said thirty day period, then Sublandlord shall have the right to lease the Second Floor Space on terms which Sublandlord reasonably determines to be at least 90% as economically beneficial to Sublandlord as those set forth in the Offer without reoffering the Second Floor Space to Subtenant. If (i) Sublandlord wishes to lease the Second Floor Space on terms less than 90% as economically beneficial to Sublandlord, or (ii) Sublandlord does not enter into a lease for the Second Floor Space within 180 days of the submission of the Offer to Subtenant, then the Second Floor Space shall first be subject to re-submission to Subtenant pursuant to the terms of this Section prior to Sublandlord's leasing of the same.

In the event Subtenant accepts the Offer to lease the Second Floor Space, Subtenant shall be solely responsible for any and all costs associated with relocating or moving Subtenant from the Premises to the Second Floor Space.

     7.8  Access and Security.  Normal Building hours shall be from 7:00 a.m. to
          -------------------
6:00 p.m. Monday through Friday. The Building has a twenty-four (24) hour card access system. Subtenant shall be responsible for its own security card access at the entrance to the Premises.

     7.9  Cafeteria.  Subtenant shall have the right to use the cafeteria at 120
          ---------
Flanders Road during the Term of this Sublease.

     7.10 Option to Extend.  Subtenant shall have the right and option to extend
          ----------------
the Term for an additional two (2) years and nine (9) months until September 30, 2005 (the "Extension Term") commencing upon the expiration of the original Term referred to in Section 2.2 (the "Original Term"), provided that Subtenant shall give Sublandlord notice of Subtenant's irrevocable exercise of such option at least ninety (90) days prior to the expiration of the Original Term and provided further that Subtenant shall not be in default at either the time of giving such notice or at the time of the commencement of the Extension Term in the performance or observance of any of the terms and provisions of this Sublease on the part of Subtenant to be performed or observed. Prior to the exercise by Subtenant of such option, the expression "Term" shall mean the Original Term, and after the exercise by Subtenant of such option, the expression "Term" shall mean the Original Term as it has been extended by the Extension Term. Except as expressly otherwise provided in the following paragraph, all the terms, covenants, conditions, provisions and agreements in the Sublease contained shall be applicable to the Extension Term. If Subtenant shall give notice of its exercise of such option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Subtenant or Sublandlord. If Subtenant shall fail to give timely notice of the exercise of such option as aforesaid, Subtenant shall have no right to extend the Term of this Sublease, time being of the essence of the foregoing provisions.

The Monthly Fixed Rent payable during the Extension Term shall be the greater of
(i) the Monthly Fixed Rent in effect for the year immediately preceding the commencement of the Extension Term or (ii) the Fair Market Rent for the Premises, as determined below, as of the commencement of the Extension Term. If for any reason the Monthly Fixed Rent payable during the Extension Term has not been determined as of the commencement of the Extension Term, Subtenant shall pay the Monthly Fixed Rent payable during the immediately preceding year until the Monthly Fixed Rent for the Extension Term is determined, at which time, an appropriate adjustment, if any, shall be made.

For purposes hereof, the Fair Market Rent shall mean the fair rent for the Premises as of the commencement of the Extension Term under market conditions then existing. Fair Market Rent shall be determined by agreement between Sublandlord and Subtenant, but if Sublandlord and Subtenant are unable to agree upon the Fair Market Rent at least two (2) months prior to the date upon which the Fair Market Rent is to take effect, then the Fair Market Rent shall be determined by appraisal made as hereinafter provided by a board of three (3) reputable independent commercial real estate consultants, appraisers, or brokers, each of whom shall have at least ten (10) years of experience in the Westboro office rental market and each of whom is hereinafter referred to as "Appraiser". Subtenant and Sublandlord shall each appoint one such Appraiser and the two (2) Appraisers so appointed shall appoint the third Appraiser. The cost and expenses of each Appraiser appointed separately by Subtenant and Sublandlord shall be borne by the party who appointed the Appraiser. The cost and expense of the Third Appraiser shall be shared equally by Subtenant and Sublandlord. Sublandlord and Subtenant shall appoint their respective Appraisers at least fifty-five (55) days prior to commencement of the Extension Term and shall designate the Appraisers so appointed by notice to the other party. The two Appraisers so appointed and designated shall appoint the third Appraiser at least forty-five (45) days prior to the commencement of the Extension Term and shall designate such Appraiser by notice to Sublandlord and Subtenant. The board of three (3) Appraisers shall determine the Fair Market Rent of the Premises as of the commencement of the Extension Term and shall notify Sublandlord and Subtenant of their determinations at least thirty (30) days prior to the commencement of the Extension Term. If the determination of the Fair Market Rent of any two (2) or all three (3) Appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rent of the Premises. If the determination of all three (3) Appraisers shall be different in amount, the average of the two (2) values nearest in amount shall be deemed the Fair Market Rent of the Premises. The Fair Market Rent of the Premises determined in accordance with the provisions of this Section shall be binding and conclusive on Subtenant and Sublandlord.

     7.11 Consent of Headlandlord.  Subtenant acknowledges that this Sublease is
          -----------------------
subject to the consent of the Headlandlord. Within three (3) business days after the execution of this Sublease, Sublandlord shall notify and forward an originally executed copy of this Sublease to the Headlandlord and shall request Headlandlord's consent thereto. Upon receiving Headlandlord's response, Sublandlord shall notify Subtenant as to whether or not the Headlandlord consented to the sublease. In the event the Headlandlord does not consent to the sublease, this Sublease shall terminate and be of no further force or effect.

     THIS SUBLEASE is executed as a sealed instrument in two or more counterparts on the day and year first above written.

     SUBLANDLORD:

     BANYAN SYSTEMS INCORPORATED

     By:  _____________________________
          Name:
          Title:


     SUBTENANT:

     SWITCHBOARD INCORPORATED

     By:  ____________________________
          Name:
          Title: